Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue New York, NY 10166-0193 (212) 351-4000 Adam H. Offenhartz Lisa H. Rubin Keith R. Martorana		BROWN RUDNICK LLP Seven Times Square New York, New York 10036 (212) 209-4800 Edward S. Weisfelner May Orenstein Howard Steel

Attorneys for the Motors Liquidation Company GUC Trust Administrator		- and -

STUTZMAN, BROMBERG,

ESSERMAN & PLIFKA, A

PROFESSIONAL CORPORATION

2323 Bryan Street, Suite 2200

Dallas, Texas 75201

(214) 969-4900

Sander L. Esserman

Co-Designated Counsel to Ignition

Switch Plaintiffs and Non-Ignition Switch Plaintiffs

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

	x	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
:
In re	:
:
MOTORS LIQUIDATION COMPANY, et al.,	:
f/k/a General Motors Corp., et al.	:
:
Debtors.	:
:
x

STIPULATIONS OF FACT REGARDING REQUEST FOR STAY

Counsel (“GUC Trust Counsel”) for Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), and Co-Designated Counsel for the Ignition Switch Plaintiffs and Non-Ignition Switch Plaintiffs (“Designated Counsel,” and collectively with GUC Trust Counsel, the “Parties”) hereby provide their agreed-upon stipulations of fact (the “Stipulations of Fact”) relating to The Ignition Switch Plaintiffs’ and Certain Non-Ignition Switch Plaintiffs’ Request for a Stay of Distributions of GUC Trust Assets, dated June 24, 2015 [ECF No. 13246] (the “Plaintiffs’ Request for Stay of GUC Trust Distributions”), the Omnibus Reply of Wilmington Trust Company, as GUC Trust Administrator and Trustee, to Responses Received in Respect of the GUC Trust Administrator’s Motion for an Order Granting Authority (a) to Exercise New GM Warrants and Liquidate New GM Common Stock and (b) to Make Corresponding Amendments to the GUC Trust Agreement, dated June 26, 2015 [ECF No. 13256], and any related documents filed with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in respect thereof. The Stipulations of Fact are agreed by the Parties and are provided in lieu of, and in full satisfaction of, any deposition testimony or document production requests with respect to Deposition Topics 2, 3, 4, 5, 6, 7, 8, 11, 12, 15 and 21 (the “Subject Topics”) listed in the Notice of Deposition served by Designated Counsel on the GUC Trust Counsel on August 31, 2015, a copy of which is attached hereto as Exhibit 1 (the “Notice of Deposition”).1 The Parties agree that no deposition or document production shall be sought in connection with the Subject Topics or with respect to any of the other Deposition Topics listed in the Notice of Deposition, excepting topics 17 and 18, on which the GUC Trust will offer expert testimony. In addition, the Parties agree that Stipulations of Fact Nos. 27 through 30 address facts that are relevant to Deposition Topics 17 and 18. The Stipulations of Fact shall apply only for the purpose of the Bankruptcy Court’s resolution of the Plaintiffs’ Request for Stay of GUC Trust Distributions, and shall have no force or applicability in any other legal proceeding or matter. The Parties further agree that they reserve the right to object to the use of any evidence, including the stipulated facts herein, in connection with Plaintiffs’ Request for a Stay of GUC Trust Distributions on the ground of relevance.

[1]	Unless otherwise defined by reference to other documents, capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Notice of Deposition.

The Parties agree to the following facts:

1. Pursuant to the GUC Trust Agreement, the GUC Trust is required to make quarterly liquidating distributions to holders of Units (“Excess Distributions”) to the extent that (i)(a) certain previously Disputed General Unsecured Claims asserted against the Debtors’ estates or potential Term Loan Avoidance Action Claims (as defined in the GUC Trust Agreement) are either disallowed or are otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust Assets reserved for distribution in respect of such asserted or potential claims) or (b) certain Excess GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) that were previously set aside from distribution are released in the manner permitted under the GUC Trust Agreement, and (ii) as a result of the foregoing, the amount of Excess GUC Trust Distributable Assets as of the end of the relevant quarter exceeds thresholds set forth in the GUC Trust Agreement.

2. The Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011 (the “Plan”) provides for the establishment of a trust separate from the GUC Trust to prosecute the Term Loan Avoidance Action (the “Avoidance Action Trust”). To the extent that the trust administrator of the Avoidance Action Trust (the “Avoidance Action Trust Administrator”) is successful in obtaining a judgment against the defendant(s) to the Term Loan Avoidance Action, Unresolved Term Loan Avoidance Action Claims held by such defendant(s) shall become Resolved Allowed General Unsecured Claims in the amount of any transfers actually avoided and disgorged pursuant thereto. In such event, the GUC Trust Administrator shall make distributions from the Disputed Claims Reserve to holders of such Resolved Allowed General Unsecured

Claims as soon as practicable following the close of any fiscal quarter in which such claims are allowed, and the portion of the Disputed Claims Reserve so distributed shall not become available for distribution to holders of Units. To the extent that the Avoidance Action Trust Administrator is unsuccessful in obtaining a judgment against the defendant(s) to the Term Loan Avoidance Action (as evidenced by a final order of the Bankruptcy Court) the funds held in the Disputed Claims Reserve that are associated with such defendant(s) shall become available for distribution to holders of Units. The timing of the resolution of the Term Loan Avoidance Action cannot be predicted at this time.

3. The holders of Units (in their capacity as holders of Units) are not beneficiaries of the Avoidance Action Trust and shall not be entitled to any proceeds of the Term Loan Avoidance Action recovered by the Avoidance Action Trust under any circumstances.

4. On October 24, 2014, the GUC Trust Administrator disclosed that it intended to make an Excess Distribution to holders of Units on or about November 12, 2014.

5. On November 4, 2014, Designated Counsel sent a letter to GUC Trust Counsel asserting that the GUC Trust “should not make any further distributions unless and until it demonstrates that adequate reserves have been established with respect to Plaintiffs’ potential claims against Old GM and/or the GUC Trust that could be in the multiple billions of dollars.”

6. GUC Trust Counsel, after consultation with the GUC Trust Administrator, responded by letter on November 5, 2014, advising Designated Counsel that, pursuant to the Confirmation Order (as defined in the GUC Trust Agreement), and absent further order from the Bankruptcy Court, the GUC Trust Administrator was not required to establish reserves for claims filed after November 30, 2009, the deadline for each person or entity, including governmental units, to file a proof of claim against the Debtors. The GUC Trust Administrator stated further that it was required to make distributions in accordance with the GUC Trust Agreement, that any delay in completing the scheduled Excess Distribution could result in material harm to the GUC Trust Beneficiaries, and that it intended on making the scheduled Excess Distribution in accordance with its previous disclosures.

7. Neither Designated Counsel nor counsel for any other prospective claimants took any steps to seek from the Bankruptcy Court a stay of the Excess Distribution.

8. The GUC Trust made the intended Excess Distribution on November 12, 2014 and did so with full knowledge of the correspondence between Designated Counsel and GUC Trust Counsel. The Excess Distribution consisted of 3,712,897 shares of New GM Common Stock (as defined in the GUC Trust Agreement) 3,375,361 warrants of each class of New GM Warrants (as defined in the GUC Trust Agreement), and $3,341,607 in cash, which distribution was equal to approximately $241 million at the time of such Excess Distribution.

9. On January 14, 2015, the GUC Trust Administrator filed a motion with the Bankruptcy Court seeking, among other things, entry of an order extending the duration of the GUC Trust to March 2016. The GUC Trust Administrator applied for that extension in order to provide the GUC Trust sufficient time for the resolution of (i) the Term Loan Avoidance Action, and (ii) the litigation arising from the series of motions filed by General Motors Company (“New GM”) with the Bankruptcy Court seeking (A) to enforce the terms of the Sale Order and (B) to enjoin certain personal injury and economic loss claims relating to vehicle recalls initiated by New GM in 2014 (the “Recall Litigation”). The GUC Trust Administrator has not yet decided whether it will seek additional extensions to the duration of the GUC Trust.

10. On April 15, 2015, the Bankruptcy Court rendered its Decision on Motion to Enforce Sale Order [ECF No. 13109] (the “Threshold Issues Decision”), with respect to certain threshold issues arising in the Recall Litigation. On June 1, 2015, the Bankruptcy Court entered its Judgment [ECF No. 13177] (the “Threshold Issues Judgment”) which implemented the terms of the Threshold Issues Decision. The Threshold Issues Decision and the Threshold Issues Judgment provide, in pertinent part, that “based on the doctrine of equitable mootness, in no event shall assets of the GUC Trust held at any time in the past, now, or in the future … be used to satisfy any claims of the Plaintiffs” (as defined in the Threshold Issues Judgment) (the “Equitable Mootness Holding”). On September 3, 2015, the Bankruptcy Court rendered its Decision and Order on GUC Trust Asset Pleading [ECF No. 13418], which had the effect of expanding the applicability of the Equitable Mootness Holding to Non-Ignition Switch Plaintiffs (as defined therein).

11. On June 2, 2015, Designated Counsel filed a notice of appeal of the Threshold Issues Decision and the Threshold Issues Judgment (the “Threshold Issues Appeal”). Among other things, the Threshold Issues Appeal (the parties to which shall seek expedited treatment from the Second Circuit) seeks to overturn the Bankruptcy Court’s Equitable Mootness Holding.

12. As of June 30, 2015, 31,853,702 Units in the aggregate were outstanding (representing $31,853,630,294 in Allowed General Unsecured Claims). Such number represents Units issued in respect of Allowed General Unsecured Claims that were allowed in prior periods, including Units held by the GUC Trust for the benefit of (a) holders of Allowed General Unsecured Claims who had not yet supplied information required by the GUC Trust in order to effect the initial distribution to which such holders are entitled and (b) governmental entities that are precluded by applicable law from receiving distributions of Units and GUC Trust Securities Assets.

13. As of June 30, 2015, there was one remaining Disputed General Unsecured Claim in an asserted amount of approximately $20.0 million, which claim is subject to pending objections filed by the GUC Trust.

14. On June 3, 2015, the GUC Trust Administrator filed a motion with the Bankruptcy Court seeking authority to convert all of its holdings of New GM Warrants into New GM Common Stock, and then liquidate its holdings of New GM Common Stock (including the converted New GM Warrants) into cash (the “Liquidation Motion”). The GUC Trust Administrator represented in the Liquidation Motion that the primary purpose of the conversion and liquidation proposed therein was to crystallize the GUC Trust’s tax liability with respect to the GUC Trust Securities Assets, thereby expediting the timeline for the GUC Trust’s release of funds from the Taxes on Distribution Holdback (defined below) for purposes of making an Excess Distribution to holders of Units. The Liquidation Motion was approved by a Bankruptcy Court order dated July 2, 2015 (the “Liquidation Order”).

15. Pursuant to the Liquidation Order, on July 7, 2015, the GUC Trust converted all of its holdings of New GM Warrants into New GM Common Stock through a cashless exercise. Thereafter, the GUC Trust sold all of its holdings of New GM Common Stock (the “Stock Sale”), including the converted New GM Warrants, for net proceeds aggregating approximately $741.7 million. Following the Stock Sale, the GUC Trust held approximately $809.9 million in cash2 (which amount reflects the GUC Trust Assets held as of June 30, 2015 as marked-to-market), substantially all of which was promptly invested in Permissible Investments (as defined in the GUC Trust Agreement and below). Of that amount, approximately $11.6 million was available for

[2]	Such amount excludes GUC Trust Assets consisting of $1.5 million of accrued investment income and prepaid expenses.

distribution to holders of Units (but was not distributed because the dollar value did not exceed the distribution threshold set forth in the GUC Trust Agreement), while the remainder was placed in reserves or set asides as follows3:

•	Liquidation and Administration Costs Reserve: Approximately $62.8 million has been set aside/reserved from distribution to holders of Units for the payment of potential costs of liquidation and administration of the GUC Trust for its anticipated duration;

•	DIP Lender Assets: Approximately $35.7 million is subject to the liens of the DIP Lenders (as defined in the GUC Trust Agreement) and is designated for use by the GUC Trust for satisfaction of certain professional and other expenses, payment of indenture trustee fees in connection with distributions, and the resolution and satisfaction of secured, administrative and priority claims against the Debtors’ (as defined in the GUC Trust Agreement) estates. Such amounts are not available for distribution to holders of Units under any circumstances and will be returned (if any remain) to the DIP Lenders upon the dissolution of the GUC Trust (or an earlier date if so required by the GUC Trust Agreement);

•	Taxes on Distribution Holdback: Approximately $243.5 million has been set aside/reserved from distribution to holders of Units for the payment of taxes that may be incurred by the GUC Trust in connection with distributions or other disbursements of GUC Trust Securities Assets (the “Taxes on Distribution Holdback”);

•	Disputed Claims Reserve: Approximately $433.2 million has been set aside/reserved from distribution to holders of Units for the purposes of making potential distributions to holders of Unresolved Term Loan Avoidance Action Claims (as defined in the GUC Trust Agreement) and approximately $6.3 million has been set aside/reserved from distribution to holders of Units for the purposes of making potential distributions to holders of Disputed General Unsecured Claims if and to the extent that such claims become Resolved Allowed General Unsecured Claims (as defined in the GUC Trust Agreement) (the “Disputed Claims Reserve”);

•	General Claims Contingency: Approximately $14.4 million has been set aside/reserved from distribution to holders of Units as a general claims contingency, designated for making potential distributions to holders of any additional unliquidated or disputed claims; and

•	Distributions Payable to Holders of Allowed General Unsecured Claims: Approximately $2.2 million has been designated for payment to holders of Allowed General Unsecured Claims who have not yet provided sufficient information to permit the GUC Trust to process their distribution.

[3]	All dollar values presented below represent holdings of the GUC Trust as of June 30, 2015, as marked-to-market following the Stock Sale.

16. After closing the GUC Trust’s books and records on September 30, 2015, all set asides will be reassessed by the GUC Trust Administrator as part of the quarterly financial reporting close. Based on the net sale price received by the GUC Trust from the Stock Sale (which was lower than the hypothetical values used in the GUC Trust’s formula for calculating potential capital gains), the GUC Trust anticipates that it will be in a position to make an Excess Distribution of approximately $135 million to holders of Units as a result of a corresponding release of cash from the Taxes on Distribution Holdback (the “Anticipated November 2015 Distribution”). Based on prior Excess Distributions, the Anticipated November 2015 Distribution would likely be made to holders of Units in mid-November 2015.

17. Following the Anticipated November 2015 Distribution, the GUC Trust will continue to hold substantial assets in the Taxes on Distribution Holdback pending the filing of a tax return for the period that includes the dates of the Stock Sale, and any related review of such tax return by the Internal Revenue Service (the “IRS”). Following the expiration of applicable review periods (or a favorable audit of the tax return by the IRS), the GUC Trust Administrator anticipates that it will be in a position to make a further Excess Distribution of approximately $109 million to holders of Units as a result of a corresponding release of cash from the Taxes on Distribution Holdback (the “Future Tax-Related Distribution”).

18. The GUC Trust’s most recent fiscal year closed on March 31, 2015. Under the applicable procedures promulgated by the IRS, the GUC Trust is entitled to request a change in its current fiscal year to a date prior to March 31, 2016 (the “Fiscal Year Modification”). The GUC Trust Administrator believes that any request for a Fiscal Year Modification would be granted by the IRS automatically. In the event that the GUC Trust Administrator were to request the Fiscal

Year Modification, it would result in a shortened tax year for the GUC Trust (during which shortened tax year any tax liability associated with the GUC Trust’s holdings GUC Trust Securities Assets would be realized) (the “Shortened Tax Year”).

19. Utilizing section 505(b) of the Bankruptcy Code (as defined in the GUC Trust Agreement), the GUC Trust may file a tax return associated with any tax year, including the Shortened Tax Year, and obtain certainty with respect to tax liabilities associated with such tax return as soon as 60 days thereafter. The GUC Trust Administrator has not yet sought a Fiscal Year Modification and has not yet made a final determination of whether it will do so. If the GUC Trust were to seek a Fiscal Year Modification, and if the IRS were to decline to audit the GUC Trust’s tax return for the Shortened Tax Year, the Future Tax-Related Distribution could be made to holders of Units from the Taxes on Distribution Holdback in early 2016. If the GUC Trust does not seek a Fiscal Year Modification, the likely earliest date the GUC Trust could make the Future Tax-Related Distribution would be November 2016.

20. All GUC Trust Assets are currently invested by the GUC Trust in certain Permissible Investments. Permissible Investments (assets in which the GUC Trust Administrator may invest cash) are defined in the GUC Trust Agreement as any of the following: (i) marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States; (ii) marketable debt securities, rated Aaa by Moody’s and/or AAA by S&P, issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States; (iii) certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1; (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1; (v) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the GUC Trust Administrator or an Affiliate (as defined in the GUC Trust Agreement) provides investment advice or other services; (vi) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and (vii) repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above.

21. Prior to the Stock Sale, to the limited extent the GUC Trust held cash, it held such cash in certain Permissible Investments. The average rate of return for such investments was approximately 0.08% per annum for 2013, 0.15% per annum for 2014, and 0.10% per annum for 2015. Subsequent to the Stock Sale, in order to avoid any argument that the GUC Trust is an “investment company” under applicable securities law, the GUC Trust Administrator has invested all of the GUC Trust’s cash in a mix of short-term U.S. Treasury Securities. The GUC Trust Administrator anticipates that, from the date of the Stock Sale through year end, the average rate of return on these Permissible Investments will be approximately 0.12% per annum.

22. Under the Sale Agreement, New GM is obligated to provide additional consideration in the form of additional shares of New GM Common Stock if the aggregate amount of Allowed General Unsecured Claims against the Debtors exceeds $35 billion.

23. The number of additional shares of New GM Common Stock to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of the 363 Sale and before issuance of additional shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion, or $42 billion in Allowed General Unsecured Claims) and (B) the denominator of which is $7 billion.

24. As of June 30, 2015, the current aggregage value of Allowed General Unsecured Claims is approximately $31.85 billion.

25. If the aggregate value of Allowed General Unsecured Claims reaches $42 billion, then New GM would be required to contribute the full value available under Section 3.2(c) of the Sale Agreement (the “Accordion Feature”), which is 30 million shares of New GM Common Stock worth approximately $921.6 million, as of market-close on September 14, 2015.

26. Assuming the Ignition Switch Plaintiffs and Non-Ignition Switch Plaintiffs obtain Allowed General Unsecured Claims against the GUC Trust and relief, via the Threshold Issues Appeal, sufficient to trigger the maximum number of shares of New GM Common Stock available under the Accordion Feature, those shares and the GUC Trust Assets held by the GUC Trust as of

June 30, 2015 would be insufficient to make pro rata distributions to the Ignition Switch Plaintiffs and Non-Ignition Switch Plaintiffs in the amount previously distributed to holders of prior Allowed General Unsecured Claims.

27. Designated Counsel, on the one hand, and GUC Trust Counsel and their expert, on the other hand, intend to rely on certain publicly-available indices with respect to calculating the harm to GUC Trust beneficiaries, if any, if a stay is granted.

28. Designated Counsel intends to rely on the following indices: the Bank of America Merrill Lynch US High Yield Master II Index, the SPDR Barclays High Yield Bond ETF Shares, Vanguard Long-Term Corporate Bond Index Fund ETF Shares, and (Blackrock) iShares Global ex USD High Yield Corporate Bond ETF (HYXU) Index.

29. GUC Trust Counsel and their expert intend to rely on the Bank of American Merrill Lynch US High Yield Master II Indexand the following additional indices: the S&P 500 Index, the Bank of America Merrill Lynch US High Grade Master Index, and the Credit Suisse Event Driven Multi-Strategy Hedge Fund Index. The GUC Trust also intends to rely on the returns for 10-year U.S. Treasuries.

30. Attached as Exhibit 2 is a chart that lists, to the extent available, annual rates of return for each of 2005-2014, as well as the 3-month, 6-month, and year-to-date rates of return, for each index on which the Parties intend to rely. To the extent applicable and available, the chart also lists the yield to worst for each index as of September 14, 2015. The yield to worst represents the lowest yield that would be achieved taking into account the prepayment risk associated with the callable bonds in the index, but excluding potential defaults by the issuer.

Dated: New York, New York September 17, 2015	Respectfully submitted,

/s/ Lisa H. Rubin
Adam H. Offenhartz
Lisa H. Rubin
Keith R. Martorana
GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue
New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust Administrator

/s/ Edward S. Weisfelner
Edward S. Weisfelner
May Orenstein
Howard Steel
BROWN RUDNICK LLP
Seven Times Square
New York, New York 10036
(212) 209-4800

- and -

/s/ Sander L. Esserman
Sander L. Esserman
STUTZMAN, BROMBERG, ESSERMAN & PLIFKA, A PROFESSIONAL CORPORATION
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
(214) 969-4900

Co- Designated Counsel to Ignition Switch Plaintiffs and Non-Ignition Switch Plaintiffs

EXHIBIT 1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

	x	Chapter 11 Case No.: 09-50026 (REG) (Jointly Administered)
:
In re:	:
MOTORS LIQUIDATION COMPANY, et al.,	:
f/k/a General Motors Corp., et al.,	:
:
Debtors.	:
x

NOTICE OF DEPOSITION

TO: Wilmington Trust Company, as trust administrator and trustee for the Motors Liquidation Company GUC Trust, c/o Gibson, Dunn & Crutcher LLP, Attn: Matthew J. Williams, Lisa H. Rubin & Keith Martorana, 200 Park Avenue, New York, New York 10166.

PLEASE TAKE NOTICE that, pursuant to Rules 26 and 30(b)(6) of the Federal Rules of Civil Procedure, made applicable to these proceedings through Rules 7026, 7030, and 9014 of the Federal Rules of Bankruptcy Procedure, and the Local Rules of the United States District Court for the Southern District of New York, made applicable hereto pursuant to the Local Rules for the United States Bankruptcy Court for the Southern District of New York, the Ignition Switch Plaintiffs1 and certain Non-Ignition Switch Plaintiffs2 (collectively, the “Plaintiffs”), by and through undersigned Designated Counsel, shall take the deposition upon oral examination of Wilmington Trust Company, as administrator and trustee for the Motors Liquidation Company GUC Trust (the “GUC Trust”) in connection with The Ignition Switch Plaintiffs’ and Certain

[1]	The term “Ignition Switch Plaintiffs” shall mean those plaintiffs who own or lease a vehicle with the Ignition Switch Defect involved in the February and March 2014 Recalls (Recall No. 14-V-047). Thus, the term Ignition Switch Plaintiffs as used in this Notice of Deposition includes only Plaintiffs who own or lease those vehicles, and does not include those Plaintiffs who own or lease other vehicles with defective ignition switches (made by both Old and New GM) that were recalled in June and July of 2014.
[2]

The term “Non-Ignition Switch Plaintiffs” shall mean all plaintiffs that have commenced a lawsuit against New GM asserting economic losses based on or arising from an alleged defect, other than the Ignition Switch in the vehicles subject to Recall No. 14-V-047, or based on or arising from economic losses and diminution in value of their GM-branded vehicles based on the Ignition Switch Defect or other alleged defects in Old and New GM vehicles.

Non-Ignition Switch Plaintiffs’ Request for a Stay of Distributions of GUC Trust Assets, dated June 24, 2015 [ECF No. 13246] (the “Request for Stay”) and the GUC Trust’s opposition thereto.

PLEASE TAKE FURTHER NOTICE THAT the deposition shall be conducted at the offices of Brown Rudnick LLP, 7 Times Square, New York, New York 10036, on September 9, 2015, at 10:00 a.m. (EST). The deposition will be taken before an authorized court reporter or other officer authorized by law to administer oaths, will be recorded by stenographic means, and may be videotaped.

DEFINITIONS

The Plaintiffs adopt the uniform definitions under Rule 26.3 of the Local Rules of the United States District Court for the Southern District of New York, as incorporated by reference by Rule 7026-1 of the Local Rules of the Bankruptcy Court for the Southern District of New York. As used herein, the following terms have the following meanings:

1. Allowed General Unsecured Claims shall have the meaning ascribed to it in the GUC Trust Agreement.

2. Disputed General Unsecured Claims shall have the meaning ascribed to it in the GUC Trust Agreement.

3. GUC Trust Agreement means the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement, by and among Wilmington Trust Company, as trust administrator and trustee of the GUC Trust, and FTI Consulting, Inc., as trust monitor of the GUC Trust, dated July 30, 2015.

4. GUC Trust Assets shall have the meaning ascribed to it in the GUC Trust Agreement.

5. GUC Trust Beneficiaries shall have the meaning ascribed to it in the GUC Trust Agreement.

6. GUC Trust Reply to Request for Stay shall mean the Omnibus Reply of Wilmington Trust Company, as GUC Trust Administrator and Trustee, to Responses Received in Respect of the GUC Trust Administrator’s Motion for an Order Granting Authority (A) to Exercise New GM Warrants and Liquidate New GM Common Stock and (B) to Make Corresponding Amendments to the GUC Trust Agreement, dated June 26, 2015 [ECF No. 13256].

7. GUC Trust Securities Assets shall have the meaning ascribed to it in the GUC Trust Agreement.

8. Motion to Liquidate Securities shall mean the Motion of Wilmington Trust Company, as GUC Trust Administrator and Trustee, for an Order Granting Authority (A) to Exercise New GM Warrants and Liquidate New GM Common Stock and (B) to Make Corresponding Amendments to the GUC Trust Agreement, dated June 3, 2015 [ECF No. 13186].

9. November 2014 Distribution shall have the meaning ascribed to it in the Motion to Liquidate Securities.

10. Liquidation Order shall mean the Order Authorizing the GUC Trust Administrator (A) to Exercise and/or Liquidate New GM Warrants and Liquidate New GM Common Stock, and (B) to Make Corresponding Amendments to the GUC Trust Agreement, dated July 2, 2015 [ECF No. 13271].

11. Participating Unitholders shall have the meaning ascribed to it in the The Participating Unitholders’ Joinder to the Omnibus Reply of Wilmington Trust Company, as GUC Trust Administrator and Trustee, to Responses Received in Respect of the GUC Trust

Administrator’s Motion for an Order Granting Authority (A) to Exercise New GM Warrants and Liquidate New GM Common Stock and (B) to Make Corresponding Amendments to the GUC Trust Agreement, dated June 26, 2015 [ECF No. 13257].

12. Permissible Investments shall have the meaning ascribed to it in the GUC Trust Agreement.

13. Sale Agreement means that Amended and Restated Master Sale and Purchase Agreement, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation and Chevrolet-Saturn of Harlem, Inc., as sellers, and NGMCO, Inc., as purchaser, dated as of June 26, 2009, as so further and finally amended pursuant to the Second Amendment to the Amended and Restated Master Sale Purchase Agreement, dated July 5, 2009.

14. Taxes on Distribution Holdback shall have the meaning ascribed to it in the Motion to Liquidate Securities.

15. Term Loan Avoidance Action shall mean the action captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (REG) (Bankr. S.D.N.Y. July 31, 2009).

16. Units shall have the meaning ascribed to it in the GUC Trust Agreement.

INSTRUCTIONS

1. Pursuant to Rule 30(b)(6) of the Federal Rules of Civil Procedure, made applicable in bankruptcy cases pursuant to Rule 7030 of the Federal Rules of Bankruptcy Procedure, the GUC Trust is directed to designate the person or persons most knowledgeable to testify on its behalf regarding the subject matters listed below.

2. The GUC Trust shall set forth, for each person designated, the matters on which the person will testify.

3. The person(s) so designated shall testify as to matters known or reasonably available to the GUC Trust.

4. If the GUC Trust designates more than one person to testify concerning the subject matters listed herein, then the deposition of such additional designees shall proceed consecutively after the conclusion of each deposition unless otherwise agreed.

DEPOSITION TOPICS

1. Plaintiffs’ Request for Stay and the GUC Trust Reply to Request for Stay.

2. The aggregate value of GUC Trust Assets.

3. The aggregate proceeds of GUC Trust Securities Assets liquidated post-Liquidation Order.

4. Permissible Investments and related rates of return.

5. The aggregate value of GUC Trust Assets invested in Permissible Investments.

6. GUC Trust Assets available for distribution to GUC Trust Beneficiaries if the Request for Stay is denied.

7. The procedure and timing for making distributions to GUC Trust Beneficiaries, including the anticipated timing of distributions to GUC Trust Beneficiaries if the Request for Stay is denied.

8. GUC Trust Assets held in reserve to fund the costs or liabilities of the GUC Trust.

9. Projected reserves that may be released for distribution to GUC Trust Beneficiaries if the Request for Stay is denied.

10. The procedure and timing for releasing GUC Trust Assets held in reserve.

11. The procedure and timing by which the GUC Trust may release its Taxes on Distribution Holdback for distribution to GUC Trust Beneficiaries, including, without limitation,

the procedures: to shorten the GUC Trust’s taxable year for tax-filing purposes; to obtain final certainty with respect to the GUC Trust’s annual tax liabilities; and to request an expedited determination by the Internal Revenue Service of the GUC Trust’s annual tax liability under Section 505(b) of the Bankruptcy Code.

12. The aggregate amount of Allowed General Unsecured Claims.

13. The aggregate number of GUC Trust Beneficiaries and Participating Unitholders and the Participating Unitholders’ aggregate amount of Units.

14. The aggregate value and related recovery percentage of distributions paid to GUC Trust Beneficiaries.

15. The aggregate number and amount of Disputed General Unsecured Claims.

16. The impact of the Term Loan Avoidance Action on recoveries of GUC Trust Beneficiaries.

17. Any analyses of the prejudice to GUC Trust Beneficiaries should the Request for Stay be granted.

18. The supersedeas bond requested by the GUC Trust in the GUC Trust Reply to Request for Stay.

19. The potential dilution of recoveries of GUC Trust Beneficiaries caused by Plaintiffs’ claims against the Old GM estate / GUC Trust.

20. The impact of the “accordion provision” under Section 3.2 of the Sale Agreement on recoveries for Plaintiffs’ claims against the Old GM estate / GUC Trust.

21. The November 2014 Distribution.

Dated: New York, New York August 31, 2015	Respectfully submitted,

BROWN RUDNICK LLP

	By:	/s/ Edward S. Weisfelner
Edward S. Weisfelner
May Orenstein
Howard Steel
Seven Times Square
New York, New York 10036
Telephone: (212) 209-4800
Facsimile: (212) 209-4801

Designated Counsel to Ignition Switch Plaintiffs and Certain Non-Ignition Switch Plaintiffs

EXHIBIT 2

STIPULATED RATES OF RETURN FOR THE PARTIES’ INDICES

Index Name	Historical Rates of Return
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	YTD[1]	6-mo.[1]	3-mo.[1]	YTW[2]
Bank of America Merrill Lynch US High Yield Master II Index	2.74%	11.77%	2.19%	-26.39%	57.51%	15.19%	4.38%	15.58%	7.42%	2.50%	0.67%	-1.35%	-2.35%	7.17%
SPDR Barclays High Yield Bond ETF Shares	n/a	n/a	n/a	-24.73%	37.55%	14.20%	5.12%	13.46%	5.86%	0.77%	-0.29%	-2.22%	-2.33%	n/a
Vanguard Long-Term Corporate Bond Index Fund ETF Shares	n/a	n/a	n/a	n/a	n/a	10.60%	17.44%	10.81%	-5.18%	16.40%	-4.33%	-4.74%	0.79%	n/a
(Blackrock) iShares Global ex USD High Yield Corporate Bond ETF Index	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	12.77%	-8.72%	-4.70%	5.48%	-0.46%	n/a
Bank of America Merrill Lynch US High Grade Master Index	1.97%	4.38%	4.64%	-6.82%	19.76%	9.52%	7.51%	10.37%	-1.46%	7.51%	-0.19%	-1.36%	0.34%	3.43%
Credit Suisse Event Driven Multi-Strategy Hedge Fund Index[3]	7.21%	16.38%	16.82%	-16.25%	19.94%	14.36%	-11.96%	10.14%	15.28%	1.14%	-0.01%	-1.64%	-4.03%	n/a
S&P 500 Index	4.91%	15.78%	5.57%	-37.00%	26.45%	15.06%	2.11%	15.99%	32.37%	13.68%	-3.73%	-3.91%	-6.24%	n/a
US Treasury 10-Year	4.29%	4.80%	4.63%	3.66%	3.26%	3.22%	2.78%	1.80%	2.35%	2.54%	2.12%	2.18%	2.26%	n/a

Notes:

[1]	As of 9/14/2015.
[2]	YTW represents yield-to-worst as of 9/14/2015 per Bloomberg.
[3]	2015 amounts for the Credit Suisse Event Driven Multi-Strategy Hedge Fund Index as of 8/31/2015.

Source: US Treasury 10-year rates are sourced from the US Department of Treasury Daily Treasury Yield Curve Rates. All other returns are sourced from Bloomberg.